                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          AMERICAN ECOLOGY CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:  L. GARY DAVIS, CPA DIRECTOR OF AUDIT

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     (4) Date Filed:  OCTOBER 15, 1996

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
                         [AMERICAN ECOLOGY LETTERHEAD]



October 17, 1996




Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of American Ecology Corporation to be held at 10:00 a.m., November 19, 1996, at the Crystal Ballroom, 802 W. Bannock Street, Suite 202, Boise, Idaho.

Seven directors will be elected at the meeting to serve until our 1997 annual meeting is held. We will report on the Company's operations and answer your questions.

We hope you will attend the meeting in person. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

The Company's 1995 annual report (SEC Forms 10-K and 10-K/A) and supplementary financial information (SEC Form 10-Q) accompanies the enclosed proxy materials.


Sincerely,

/s/ JACK K. LEMLEY

Jack K. Lemley
Chairman and Chief Executive Officer

JKL/cf

Encl.

                          AMERICAN ECOLOGY CORPORATION
                            805 W. IDAHO, SUITE 200
                            BOISE, IDAHO 83702-8916
                                 (208) 331-8400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 19, 1996

         The Annual Meeting of Stockholders of American Ecology Corporation (the "Company") will be held on November 19, 1996, at 10:00 a.m. mountain time at the Crystal Ballroom, 802 W. Bannock Street, Suite 202, Boise, Idaho.

         The meeting is being held to consider and act upon the following matters:

                 1.  To elect seven directors of the Board of Directors;

                 2. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on October 10, 1996 as the record date for determining those stockholders who will be entitled to vote at the meeting and any adjournments or postponements thereof.

         Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed pre-paid envelope. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        PHILLIP K. CHATTIN
                                        Secretary

Boise, Idaho
October 17, 1996




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




                          AMERICAN ECOLOGY CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 19, 1996

                         P R O X Y   S T A T E M E N T

                   ----------------------------------------

         This Proxy Statement relates to the Annual Meeting of Stockholders of American Ecology Corporation, a Delaware corporation (the "Company"), to be held on November 19, 1996, at 10:00 a.m., mountain time, at the Crystal Ballroom, 802
W. Bannock, Suite 202, Boise, Idaho, including any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about October 17, 1996. They are furnished in connection with the solicitation by the Company of proxies from the holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), for use at the Meeting.

         The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and regular employees of the Company and its subsidiaries, who will not be additionally compensated therefor, the Company has retained the services of ChaseMellon Shareholder Services to aid in the solicitation of proxies; fees and expenses to be incurred by the Company in this connection are estimated not to exceed $10,000. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding soliciting material.

         All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting.

         STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 has been or is being furnished with this Proxy Statement to stockholders of record on





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




October 10, 1996. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material except as otherwise provided by the rules of the Securities and Exchange Commission.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed October 10, 1996 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date there were 7,973,155 shares of Common Stock issued and outstanding and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders, except that in electing directors each stockholder is entitled to cumulate his or her votes and give any one candidate an aggregate number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or to distribute such aggregate number of votes among as many candidates as he or she wishes. For a stockholder to exercise his or her cumulative voting rights, the stockholder must give notice of his or her intention to cumulate the stockholder's votes prior to the Meeting or at the Meeting prior to the voting. If any stockholder has given such notice, all stockholders may cumulate their votes. The holders of the proxies will have authority to cumulate votes and allocate them in their discretion to one or more of the nominees if such action will maximize the number of nominees who will be elected. The holders of proxies do not, at this time, intend to cumulate the votes they may hold pursuant to the proxies solicited herein unless a stockholder indicates his intent to so cumulate votes at the Meeting, in which instance such proxy holders intend to vote cumulatively all the proxies held by them in favor of some or all of the nominees as set forth herein.

         An affirmative vote of a majority of the shares present and voting at the Meeting is required for approval of Proposal 1. Abstentions and broker non-votes are each included in the determination of the number of shares present. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         DIRECTORS.       At the Annual Meeting of Stockholders, seven
directors are to be elected. If Proposal 1 is adopted, seven directors will be elected to hold office until the next Annual Meeting of Stockholders or until the election and qualification of his successor. It is the intention of the persons named in the proxy to vote the proxies which are not marked to the contrary for the election as directors of the persons named below as nominees. If any of such nominees refuses or is unable to serve as a director, the persons named as proxies reserve full



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discretion to vote for any or all other persons who may be nominated.  The holders of the proxies will have authority to cumulate votes and allocate them in their discretion to one or more of the nominees if such action will maximize the number of nominees who will be elected. The seven nominees receiving the greatest number of votes cast will be elected directors.

Directors to be elected to serve until 1997 Annual Meeting:

                                                      POSITION WITH
     NAME                         AGE                 COMPANY                        DIRECTOR SINCE
---------------------------------------------------------------------------------------------------------
     Jack K. Lemley               61        Director, Chairman of the Board
                                            and Chief Executive Officer                    1992
     Paul F. Schutt               63        Director                                       1994
     John J. Scoville             60        Director                                       1984
     Patricia M. Eckert           48        Director                                       1995
     Edward F. Heil               51        Director                                       1994
     Rotchford D. Barker          59        Director                                       1996
     Paul Bergson                 51        Director                                       1996

                 Jack K. Lemley is the Chairman of the Board and Chief Executive Officer of the Company. Prior to February 1995, he was an independent business consultant. From May 1989 through 1993, Mr. Lemley was Chief Executive Officer of Transmanche-Link J.V. which designed and built the tunnel and related transportation infrastructure to provide train service between England and France. Prior to his position at Transmanche-Link, Mr. Lemley founded Lemley and Associates, Inc. and was a management consultant to various clients in the industry. Mr. Lemley is also a director of Idaho Power Company.

                 Paul F. Schutt has been the Chief Executive Officer and a director of Nuclear Fuel Services Inc. for more than the past 5 years. Mr. Schutt also led the formation of Advanced Recovery Systems, Inc., and NFS Radiation Protection Systems, Inc., and serves as a director on the boards of those companies. Mr. Schutt was a founding director in 1968 and President of Nuclear Assurance Corporation, Senior Planning Analyst for Union Carbide (AECOP), Oak Ridge, Tennessee, and held management positions in Marketing, Planning and Research and Development for Babcock & Wilcox Co.

                 John J. Scoville is President of J.J. Scoville & Associates, Inc., a nuclear consulting firm. He was President of US Ecology, Inc., a subsidiary of the Company, from April 1981 to May 1990 and became a director of the Company in March 1984. Mr. Scoville was also a Vice President of the Company from May 1986 to May 1990.




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

                 Patricia M. Eckert is Director, Competitive Issues - Telecommunications and Utilities Sectors for Deloitte & Touche LLP. Ms. Eckert formerly served as the President of the California Public Utilities Commission and served as a Commissioner from 1989 to 1994.

                 Edward F. Heil has been the Chairman of the Board of American Environmental Construction Company for more than the last five years. Mr. Heil is also a director of Medi Net, Inc.

                 Rotchford Barker is an independent business man and commodity trader. Mr. Barker has been a member of the Chicago Board of Trade for more than thirty years and has served on the board of directors of the exchange. Mr. Barker was the President of Agra Trading, Inc. until that company was acquired by Gill & Duffus, a United Kingdom holding company, in 1970. He has also served as a director of Agra Trading, Inc., Colorado Beef, Inc. and the December Group.

                 Paul Bergson became a director of the Company in February 1996. Mr. Bergson is a principle in Bergson & Company, a government relations consulting firm serving a range of clients in tax, environmental and chemical matters. Mr. Bergson is also a General in the U.S. Army Reserves, a member of the Board of Advisors of the Far East Studies Institute and serves on the boards of several philanthropic organizations.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

                 The Committees of the Board of Directors during 1995 were the Nominating, Executive, Audit and Compensation Committees.

                 The members of the Nominating Committee are currently Messrs. Lemley, Heil, and Scoville. The Nominating Committee is empowered to recommend to the Board of Directors persons to fill vacancies and newly created directorships and recommend changes to the Board of Directors concerning the responsibilities and composition of the Board of Directors and its committees. The Nominating Committee met two times in 1995.

                 The members of the Executive Committee are currently Messrs. Lemley, Heil and Scoville. Except for certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company. The Executive Committee did not meet in 1995.

                 The members of the Audit Committee are currently Messrs. Schutt, and Ms. Eckert. The functions performed by the Audit Committee are, among other things, to review the proposed plan and scope of the annual audit and the results of such when completed, to review the services tendered by the independent auditors and the fees charged for such services, and to confer with





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




the Company's internal auditors and financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met one time in 1995.

                 The members of the Compensation Committee are currently Messrs. Heil and Schutt. The Compensation Committee reviews and approves the compensation and benefits of the executives and key employees and administers the Company's stock option plans, which involves interpreting the Plans and approving the grant and terms of stock options to executives and key employees of the Company. The Compensation Committee met one time in 1995.

                 During 1995, the Board of Directors held fourteen meetings, three of which were by unanimous written consent in lieu of a meeting. All directors attended 80% percent or more of the meetings of the Board of Directors and Committees of the Board on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 No member of the Compensation Committee of the Board of Directors of the Company was, during 1995, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

                 During 1995, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF COMPENSATION COMMITTEE

                 The report of the Compensation Committee of the Board of Directors is found at Item 11 of the Company's annual report on Form 10K/A and is incorporated herein by references.

DIRECTOR COMPENSATION

                 Directors who are not employees of the Company or its subsidiaries receive an annual fee of $16,000 payable monthly plus $1,333 for each special meeting actually attended which at the director's discretion is payable quarterly in stock of the Company at it's then market price. Directors who are employees of the Company receive no additional compensation for their service as directors. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.




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

                 In addition, each director who at the time of his/her initial election to the Board is not an employee of the Company is granted, effective as of the date of his/her initial election to the Board, a stock option to purchase from the Company 7,500 shares of the Company's Common Stock. Each director who at the time of each re-election to the Board after his initial election is not an employee of the Company is also granted, effective as of the date of his re-election to the Board, a stock option to purchase from the Company 10,000 shares of the Company's Common Stock.

EXECUTIVE OFFICERS AND COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

                 Information concerning executive officers and compliance with
Section 16(a) of the Securities Exchange Act of 1934 is found at Item 10 of the Company's annual report on Form 10-K/A and is incorporated herein by reference.

EXECUTIVE COMPENSATION

                 Information concerning executive compensation is found at Item 11 at the Company's annual report on Form 10-K/A and is incorporated herein by reference.





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




STOCK PERFORMANCE GRAPH1

         The following graph compares the most recent five year market-value performance of the Company's common stock to the NASDAQ U.S. and Foreign Stock Index, and a hazardous waste industry peer group(2) which the Company believes accurately reflects its competitors. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1989.





__________________________________

(1) Notwithstanding filings by the Company with the SEC that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this performance graph shall not be incorporated by reference into such filings and shall not be deemed to be "filed the SEC except as specifically provided otherwise or to the extent required by Item 402 of the Regulation S-K.

(2) The companies which make up the Company's peer group are: 3CI Complete Compliance Corp., American Medical Tech, Inc., American Waste Services, Ametech, Biomedical Waste Systems, Inc., Chemical Waste Management WMX, Clean Harbors Inc., Environmental Services of America, Inc., GNI Group, Metalclad Corp., Mobley Environmental Services, Inc., Molten Metal Technology, Perma-Fix Environmental Services, Inc., Rollins Environmental Services, Safety Kleen Corp., and Security Environmental Systems.

PERFORMANCE GRAPH

                                1989    1990    1991    1992    1993    1994    1995
                             -------------------------------------------------------
American Ecology Corporation    100.0   108.0   300.0   234.0   204.0   175.9    78.8
NASDAQ US & Foreign Stock       100.0    85.0   135.7   157.4   181.1   175.3   243.6
Peer Group                      100.0    97.9   104.9   104.5    69.1    56.3    64.8

                   [PERFORMANCE GRAPH APPEARS HERE]

SECURITY OWNERSHIP BY DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning Security ownership of certain beneficial owners, directors and executive officers is found at Item 12 of the Company's annual report on Form 10-K/A and is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Information concerning certain relationships and related transactions is found at Item 13 of the Company's annual report on Form 10-K/A and is incorporated herein by reference.

                       STOCKHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

                 Stockholder proposals submitted for inclusion in the Company's 1997 proxy materials and consideration at the 1997 annual meeting of stockholders must be received by the Company no later than December 21, 1996. Stockholder proposals should be submitted to the Secretary of American Ecology Corporation, 805 W. Idaho, Suite 200, Boise, Idaho 83702. Any such proposal should comply with the Securities and Exchange Commission rules governing stockholder proposals submitted for inclusion in proxy materials.

                                 OTHER MATTERS

         The management of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

October 17, 1996                                    American Ecology Corporation




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
                          AMERICAN ECOLOGY CORPORATION

                       THIS PROXY IS SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, hereby revoking all prior proxies, hereby appoints Jack K. Lemley, Robert S. Thorn and Phillip K. Chattin, and each of them, proxies with full and several power of substitution, to represent and to vote all the shares of Common Stock of AMERICAN ECOLOGY CORPORATION that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AMERICAN ECOLOGY CORPORATION to be held on November 19, 1996, and at any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, A SIGNED PROXY WILL BE
(1) VOTED FOR THE NOMINEES FOR SEVEN DIRECTORS NAMED IN THE PROXY STATEMENT, AND (2) IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.



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